Exhibit 10.1

FIRST AMENDMENT AGREEMENT

among

QC HOLDINGS, INC., as Borrower

and

THE LENDERS THAT ARE PARTIES HERETO

and

U.S. BANK NATIONAL ASSOCIATION, as Agent and Arranger

MARCH 7, 2008

FIRST AMENDMENT AGREEMENT

This First Amendment Agreement (this “Agreement”), is made and entered into as of March 7, 2008, by and between QC HOLDINGS, INC., a Kansas corporation (the “Borrower”), the Lenders that are parties hereto (being hereinafter referred to individually as a “Bank” or collectively as the “Lenders”), and U. S. BANK NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”).

RECITALS

A. On December 7, 2007, the Borrower, the Lenders and the Agent entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) pursuant to which the Lenders agreed to make a revolving credit facility available to the Borrower, and in conjunction therewith, the Borrower executed (i) a Promissory Notes (Revolving Loan) dated December 7, 2007, payable to U.S. Bank as the then sole Revolving Lender, (ii) a Promissory Note (Swingline Loan) dated December 7, 2007, payable to the Swingline Lender and (iii) a Promissory Note (Term Loan) dated December 7, 2007, payable to U.S. Bank as the then sole Term Loan Lender (collectively, the “Notes”).

B. The repayment of the Notes is secured by certain assets of the Borrower and its Subsidiaries referred to as the “Collateral” in the Credit Agreement, which is more particularly described in the Security Agreement, the Pledge Agreement and the Subsidiary Security Agreement (as each term is defined in the Credit Agreement) (collectively, the “Security Instruments”).

C. The Borrower acknowledges (i) the Lenders are presently the holders of the Notes, (ii) the Borrower’s liability to pay the Notes according to their terms, and (iii) the Borrower’s obligation to maintain, perform and comply with the terms and conditions of the Loan Documents (as such term is defined in the Credit Agreement).

D. The parties enter into this Agreement to amend certain terms and conditions of the Credit Agreement.

NOW THEREFORE, the Agent, the Lenders and the Borrower for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. Amendments to the Credit Agreement. The Credit Agreement is amended as follows:

(a) The schedule contained in the definition of the term “Applicable Margin” contained in Section 1.01 is deleted and the following schedule is inserted in the definition of the term “Applicable Margin” in lieu thereof:

Tier	Leverage Ratio	Applicable Margin
		Base Rate Loans	LIBOR Rate Loans	Non-Use Fee Percentage
1	Less than 1.25 to 1	0.50%	2.50%	0.250%

2	Greater than or equal to 1.25 to 1 but less than 1.75 to 1	1.00%	3.00%	0.375%

3	Greater than or equal to 1.75	1.50%	3.50%	0.375%

(b) The definition of the term “Borrowing Base Certificate” contained in Section 1.01 is deleted and the following definition is inserted in lieu thereof:

“Borrowing Base Certificate” means a Borrowing Base Certificate substantially in the form of Exhibit I hereto.

(c) A definition of the term “Consolidated Current Assets” is added in Section 1.01 as follows:

“Consolidated Current Assets” of the Borrower means, for any period, the Consolidated current assets, excluding prepaid expenses, of the Borrower and its Subsidiaries as shown on the Consolidated financial statements of the Borrower determined in accordance with GAAP.

(d) A definition of the term “Consolidated Current Assets to Consolidated Total Debt Ratio” is added in Section 1.01 as follows:

“Consolidated Current Assets to Consolidated Total Debt” means the ratio of Consolidated Current Assets to Consolidated Total Debt as determined on a particular determination date.

(e) The definition of the term “Consolidated EBITDA” contained in Section 1.01 is deleted and the following definition is inserted in lieu thereof:

“Consolidated EBITDA” means, for any period, the sum of (a) Consolidated Net Income during such period, plus (b) to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any federal, state, local and/or foreign income taxes made by the Borrower and its Subsidiaries during such period (whether paid, accrued or deferred), plus (iii) all depreciation and amortization expenses of the Borrower and its Subsidiaries during such period, plus (iv) any non-recurring losses approved by the Agent and any extraordinary losses approved by the Agent for such period, plus (v) any losses from the sale or other disposition of Property other than in the ordinary course of business approved by the Agent during such period, plus (vi) the decrease, if any, during the subject period in the Rate Hedging Termination Value under any Hedge Agreement to which such Person is a party to the extent such Rate Hedging Termination Value is owed or would be owed by such Person, plus (vii) the aggregate actual out of pocket transaction fees and expenses incurred in connection with a Permitted Acquisition to the extent not capitalized by the Borrower and in any event, such aggregate amount not to exceed the greater of $50,000 or 5% of the purchase price of the acquired business or assets in the Permitted Acquisition, but not to exceed $250,000, plus (viii) non-cash charges related to equity based compensation of employees or directors, minus (c) to the extent added in determining such Consolidated Net Income, the sum of (i) any non-recurring gains approved by the Agent and any extraordinary gains approved by the Agent during such period, minus (ii) the increase, if any, during the subject period in the Rate Hedging Termination Value under any Hedge Agreement to which such Person is a party to the extent such Rate Hedging Termination Value is owed or would be owed to such Person, plus (iii) any gains from the sale or other disposition of Property other than in the ordinary course of business approved by the Agent during such period, all determined on a Consolidated basis in accordance with GAAP. Such Consolidated EBITDA may be adjusted for any Permitted Acquisition occurring after the Closing Date using the actual trailing twelve (12) month Consolidated EBITDA of the acquired entity, as reviewed and approved by the Agent.

(f) The definition of the term “Permitted Acquisition” contained in Subsection 1.01 is deleted and the following definition is inserted in lieu thereof:

“Permitted Acquisition” means an Acquisition that satisfies each of the following requirements: (i) the target Person is in the same line of business as Borrower, (ii) the total consideration paid for any single Acquisition shall not exceed $5,000,000, (iii) the aggregate consideration paid for all such Acquisitions, from the Closing Date through the Termination Date does not exceed $25,000,000, (iv) after giving effect to the Acquisition, the Borrower shall have current availability under the Revolving Loans of not less than three months of Cash Operating Expenses and the Leverage Ratio of the Borrower shall be 0.25x less than the Leverage Ratio required pursuant to Section 7.02(c) of this Agreement, (v) if the Acquisition takes the form of a merger, the Borrower or one of its wholly-owned subsidiaries must be the surviving entity, (vi) the Acquisition shall not create a

Default or Event of Default under this Agreement, and (vii) not later than five (5) Business Days prior to the consummation of the proposed Acquisition, the Borrower shall have provided to the Agent pro forma financial statements giving effect to the Acquisition which demonstrate continued compliance with the financial covenants contained in this Agreement.

(g) The definition of the term “Working Capital” contained in Subsection 1.01 is deleted and the following definition is inserted in lieu thereof:

“Working Capital” means current assets excluding cash less current liabilities excluding debt incurred under this Credit Agreement, as each such item is shown on the Consolidated balance sheet of Borrower and determined in accordance with GAAP.

(h) The definition of the term “Permitted Investments” in Subsection 1.01 is deleted and the following definition is inserted in lieu thereof:

“Permitted Investments” means, with respect to any Person:

(a) Investments in Cash Equivalents;

(b) Investments in entities which, as of the Closing Date, are existing Subsidiaries of the Borrower or one of its Subsidiaries;

(c) existing Investments as of the Closing Date, and any renewals, refinancings or extensions of such existing Investments, in partnerships, joint ventures or limited liability companies in which the Borrower or one of its Subsidiaries has less than a majority ownership or other equity interest;

(d) travel or relocation advances or loans extended to officers and employees in the ordinary course of business of the Borrower or a Subsidiary, not to exceed $250,000 in the aggregate at any time;

(e) Investments in entities which, after the Closing Date, become Subsidiaries of the Borrower or any Subsidiary of the Borrower in compliance with Section 7.02(g);

(f) the purchase of life insurance policies upon the lives of key employees or directors, each of which (other than policies purchased in conjunction with deferred compensation plans) shall be assigned to the Agent for the benefit of the Lenders and shall be described on Schedule 1.01 (Key Man Policies) hereto; and

(g) other Investments not to exceed $500,000 in the aggregate at any one time outstanding on a consolidated basis at any time after the Closing Date.

(i) The definition of the term “Required Lenders” contained in Section 1.01 is deleted and the following definition is inserted in lieu thereof:

“Required Lenders” means, at any time, the Lenders owning at least sixty-six and two/thirds percent (66.66667%) of the aggregate outstanding Commitments, excluding Commitments of any Defaulting Lender.

(j) Schedule 1.01(Key Man Policies) in the form attached to this Agreement is added to the Schedules to the Credit Agreement.

(k) Schedule 2.03 to the Credit Agreement is deleted and Schedule 2.03 to this Agreement is inserted in lieu thereof.

(l) The reference in Subsection 2.16(a) to “50,000,000.00” is deleted and a reference to “$25,000,000.00” is inserted in lieu thereof.

(m) Schedule 6.05 to the Credit Agreement is deleted and Schedule 6.05 attached hereto is inserted in lieu thereof.

(n) The provision contained in Subsection 7.02(e)(vi) is deleted and the following is inserted in lieu thereof:

(vi) Intentionally Omitted.

(o) A Subsection 7.02(q) is added as follows:

(q) Consolidated Current Assets to Total Consolidated Debt Ratio. Permit or suffer the Consolidated Current Assets to Total Consolidated Debt Ratio, determined for the Borrower and its Subsidiaries on a Consolidated basis as of the end of each fiscal quarter of the Borrower to be less than 1.0 to 1.0.

(p) Exhibit H to the Credit Agreement is deleted and Exhibit H to this Agreement is inserted in lieu thereof.

3. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Agreement that (i) all amounts due and payable under the Notes as of the execution date shall have been paid, (ii) no Event of Default (other than the Anticipated Default) shall exist under the Notes, the Credit Agreement, or any other Loan Document, and (iii) the Agent shall have received such other items as they may reasonably request.

4. Representations and Warranties. The Borrower hereby represents and warrants that (i) it has the authority to enter into this Agreement and, upon execution by the Borrower, this Agreement shall be an enforceable obligation of the Borrower, (ii) all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct as of the date of this Agreement, (iii) there have been no amendments or modifications to the Borrower’s organizational documents since such documents were certified and/or delivered to the Lender in connection with the closing of the Loan and (iv) no Default or Event of Default currently exists under the Loan Documents.

5. No Other Amendments. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Notes, the Credit Agreement, the Security Instruments, and the other Loan Documents shall remain unmodified and in full force and effect, and the Borrower confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and the conditions of the Loan Documents, as amended herein.

6. No Impairment. Nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair the Loan Documents, or any security granted or held by the Lenders for the indebtedness evidenced by the Notes.

7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas.

9. Waiver of Claims and Defenses. The Borrower hereby waives and releases any and all claims, defenses or rights of set-off, known or unknown, existing as of the execution date, which in any manner arise out of or relate to any Loan Document.

10. Fees and Expenses. The Borrower agrees to pay and reimburse the Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, filing, enforcement and administration of this Agreement including, without limitation, the fees and expenses of counsel to the Agent.

11. Counterparts. This Agreement may be executed in counterparts and when combined all such counterparts shall constitute one agreement.

12. Waiver of Jury Trial. Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement shall be controlled by the provisions with respect to waiver of trial by jury contained in the Loan Documents previously delivered by such parties.

13. NO ORAL AGREEMENTS. THIS IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND THE LENDERS AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE

CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND LENDERS.

ANY ADDITIONAL NON-STANDARD TERMS OF THE CREDIT AGREEMENT AND THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL CREDIT AGREEMENT BETWEEN THE BORROWER, THE AGENT AND LENDERS IS SET FORTH IN THE SPACE BELOW:

NONE

BORROWER, THE AGENT AND LENDERS AFFIRM THAT NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THEM EXISTS.

Please initial
	Borrower	Agent	U.S. Bank

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have executed this Agreement as of the day and year first above written.

AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen D. Myers
Karen D. Myers
Senior Vice President

IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have executed this Agreement as of the day and year first above written.

BORROWER:

QC HOLDINGS, INC., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

IN WITNESS WHEREOF, the Agent, the Borrower and the Lenders have executed this Agreement as of the day and year first above written.

LENDERS:

U. S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen D. Myers
Karen D. Myers
Senior Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS/PLEDGORS

Each of the undersigned guarantors and/or pledgors of collateral with respect to the obligations of the Borrower to the Agent and the Lenders hereby (i) acknowledge and consent to the terms of the foregoing First Amendment Agreement, (ii) represents and warrants to the Agent and the Lenders that there exists no default or event of default under any document delivered by it to the Agent or the Lenders with respect to the Loan and (iii) reaffirms and ratifies the full force and effect of any guaranty agreement, security instrument or pledge agreement delivered by it in connection with the Loan.

QC Financial Services, Inc., a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Properties, LLC, a Kansas limited liability company

By:	/s/ Don Early
Don Early
Manager

QC Financial Services of California, Inc., a California corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Financial Services of Texas, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Advance, Inc., a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Cash Title Loans, Inc., a Missouri corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

Express Check Advance of South Carolina, LLC, a Tennessee limited liability company

By:	/s/ Darrin J. Andersen
Darrin J. Andersen
Manager

QC Auto Services, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC Loan Services, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

QC E-Services, Inc., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

U.S. Bank National Association

7th & Washington

One U.S. Bank Plaza

St. Louis, Missouri 63101

Facsimile No. (314) 418-1962

Attn: Karen D. Myers

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 7, 2007 (the “Agreement”) among QC Holdings, Inc. a Kansas corporation (the “Borrower”), the Lenders (as defined in the Agreement) and U.S. Bank National Association, as agent for the Lenders (“Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefore set forth in the Agreement. The undersigned, a duly authorized and acting officer of the Borrower, hereby certifies to you, solely in his or her capacity as an officer of Borrower, as of                                  (the “Determination Date”) as follows:

1. Calculations. The calculations contained in the attached Financial Covenants worksheet are true and correct as of the date of this Certificate.

2. No Default.

A. Since                                  (the date of the last similar certification), (a) Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article VIII of the Agreement has occurred and is continuing.

B. If a Default or Event of Default has occurred since                                  (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:                                         .

(Note, if no Default or Event of Default has occurred, insert “Not Applicable”).

The Determination Date is the date of the last required financial statements submitted to the Agent in accordance with Section 7.01(d) of the Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this              day of             , 200__.

By:
Authorized Officer of Borrowing Agent
Name:
Title:

Financial Covenants

I.	Fixed Charge Coverage Ratio (rolling 4 quarters):

	1.	Consolidated EBITDA	$
	2.	Operating Lease Expense	$
	3.	Capital Expenditures	$
	4.	Income Tax Expense	$
	5.	Distributions	$
	6.	Operating Cash Flow (line 1+2-3-4-5)	$
	7.	Interest Expense	$
	8.	Current Maturities of Long Term Debt	$
	9.	Operating Lease Expense	$
	10.	Total Fixed Charges (sum of line 7+8+9)	$
	11.	Fixed Charge Coverage Ratio (6 ÷ 10)	$

Minimum Ratio permitted
		Compliance	Yes/No

II.	Leverage Ratio

	1.	Sum of Consolidated EBITDA for last 4 quarters	$
	2.	Loans outstanding under the Amended and Restated Credit Agreement	$
	3.	Capital Leases (principal component)	$
	4.	All other Indebtedness	$
	5.	Total Consolidated Debt (2+3+4)	$
	6.	Leverage Ratio (5÷ 1)	$

Maximum Ratio permitted
		Compliance	Yes/No

III.	EBITDA
	1.	Consolidated Net Income	$
	2.	Interest Expense	$
	3.	Income Tax Expense	$
	4.	Depreciation and Amortization	$
	5.	Non-Cash Expenses	$
	6.	Plus/Minus Gains/Losses on Sales	$
	7.	Plus/Minus Extraordinary + Non-recurring gains and losses	$
	8.	Consolidated EBITDA (sum of lines 1 through 7)	$

		Minimum permitted Consolidated EBITDA	$
		Compliance	Yes/No

IV.	Maximum Loss Ratio

	1.	Provision for Losses	$
	2.	Revenues	$
	3.	Loss Ratio	%

		Maximum Permitted Ratio	28%
		Compliance	Yes/No

V.	Consolidated Current Assets to Total Consolidated Debt Ratio

	1.	Consolidated Current Assets	$
	2.	Total Consolidated Debt	$
	3.	Ratio

		Minimum Permitted Ratio	1.0
		Compliance	Yes/No

SCHEDULE 1.01

(Key Man Policies)

1.	Key Man Policy owned by the Borrower on the life of Don Early in the issuance amount of $15,000,000.

SCHEDULE 2.03

(Term Loan Commitments)

Lender	Applicable Term Loan Commitment Percentage	Term Loan Commitment Amount
U.S. Bank National Association	100%	$50,000,0000

SCHEDULE 6.05

LITIGATION

1.	Reference is made to Borrower’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, and Borrower’s subsequent Quarterly Reports on Form 10-Q for information regarding material legal proceedings affecting Borrower and its Subsidiaries.

2.	On October 13, 2006, one of the Company’s Missouri customers sued the Company in the Circuit Court of St. Louis County, Missouri in a purported class action. The lawsuit alleges violations of the Missouri statute pertaining to unsecured loans under $500 and the Missouri Merchandising Practices Act. The lawsuit seeks monetary damages and a declaratory judgment that the arbitration agreement with the plaintiff is not enforceable on a variety of theories. The Company has not filed an answer, but has moved to compel arbitration of this matter.

Plaintiff secured the right to have discovery regarding the Company’s arbitration provision, however, prior to the court’s ruling on the Company’s motion. On December 31, 2007, the court entered an order striking the class action waiver provision in our customer arbitration agreement, ordered the case to arbitration, and dismissed the lawsuit filed in Circuit Court. In February 2008, the Company appealed the portion of the court’s order striking the class action waiver provision in the arbitration agreement with its customer.”